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                                                                      EXHIBIT 21





KMART CORPORATION LIST OF SIGNIFICANT SUBSIDIARIES
(As of January 29, 2003)

                                                State of Incorporation                     Percentage Owned
Kmart Corporation
    Kmart of Indiana                        Indiana general partnership                         100%
    Kmart of Michigan, Inc                  Michigan corporation                                100%
    Kmart of North Carolina LLC             North Carolina limited liability company            100%
    Kmart of Pennsylvania LP                Pennsylvania limited partnership                    100%
    Kmart of Texas L.P.                     Texas limited partnership                           100%